UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2440

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

Agreements with Recro

On November 21, 2019, Recro Pharma, Inc. (“Recro”) completed the previously announced separation of its acute care business segment, and certain other assets and liabilities. The separation was effected by way of a distribution of all of the then outstanding shares of common stock of Baudax Bio, Inc. (the “Company”) through a dividend of one share of the Company’s common stock for every two and one-half shares of Recro common stock held by Recro shareholders as of the close of business on November 15, 2019, the record date for the distribution (the entire transaction being the “Separation”). As a result of the Separation, the Company became an independent public company and commenced regular way trading under the symbol “BXRX” on the Nasdaq Capital Market on November 22, 2019.

In connection with the Separation, on November 20, 2019, the Company entered into certain agreements with Recro to provide a framework for the Company’s relationship with Recro following the Separation, including, among others, the following agreements:

•	A Separation Agreement;

•	A Tax Matters Agreement;

•	An Employee Matters Agreement; and

•	A Transition Services Agreement.

A summary of each of the foregoing agreements can be found in the section entitled “Certain Relationships and Related Person Transactions—
Agreements with Recro” of the Information Statement (the “Information Statement”), dated November 12, 2019, filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. In addition, the descriptions of the foregoing agreements are qualified in their entirety by reference to the complete terms and conditions of those agreements, which are attached as Exhibits 2.1, 10.1, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Bifurcation Agreement

Recro Gainesville LLC, a wholly-owned subsidiary of Recro (“Recro Gainesville”), is a party to the Asset Transfer and License Agreement by and between Alkermes Pharma Ireland Limited (“APIL”) and Recro Gainesville (as successor to DV Technology LLC), dated April 10, 2015 (as amended, the “Alkermes License Agreement”), pursuant to which Recro Gainesville exclusively licenses certain intellectual property from APIL, including nanotechnology intellectual property (the “Nanotechnology IP”) for use in the development, manufacturing and commercialization of IV meloxicam.

In connection with the Separation, on November 20, 2019, the Company entered into a Partial Assignment, Assumption and Bifurcation Agreement (the “Bifurcation Agreement”) with Recro Gainesville and APIL, pursuant to which Recro Gainesville assigned, conveyed and transferred to the Company the exclusive worldwide license, to the Nanotechnology IP for use in the development, manufacturing and commercialization of IV meloxicam. Under the Bifurcation Agreement, the Company agreed to satisfy certain obligations and liabilities under the Alkermes License Agreement, including the obligations to make up to $140 million in earn-out consideration payments to APIL for developmental and commercial milestones achieved relating to IV meloxicam and to pay an earn-out percentage of future net sales of IV meloxicam between 10% and 12% . Recro Gainesville remains responsible for all other rights and obligations under the Alkermes License Agreement that are not bifurcated, assigned to and/or assumed by the Company.

The description of the Bifurcation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Bifurcation Agreement, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders

The descriptions of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws (each as defined below) included under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant

Immediately prior to the Separation, the Company was a wholly-owned subsidiary of Recro. Following completion of the Separation, the Company became an independent, publicly-traded company, and Recro retains no ownership interest in the Company. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

Effective upon the completion of the Separation, the board of directors of the Company (the “Board”) increased the size of the Board from two to five directors, Ryan D. Lake resigned from his position as a member of the Company’s Board, and the following individuals were appointed by the Board (each, a “New Director”) to fill the resulting vacancies and to serve on the committees of the Board set forth opposite each director’s name:

Name	Committees(s)
Alfred Altomari	Audit, Compensation, Nominating and Corporate Governance
William Ashton	Audit, Compensation, Nominating and Corporate Governance
Winston J. Churchill	Audit, Compensation, Nominating and Corporate Governance
Wayne B. Weisman	Compensation, Nominating and Corporate Governance

Biographical information for each of the directors named above can be found in the Information Statement under the section entitled “Management—Non-Employee Directors,” which is incorporated into this Item 5.02 by reference. There is no arrangement or understanding between any New Director and any other person pursuant to which he or she was selected as a director. Except as disclosed in the Information Statement in the section entitled “Certain Relationships and Related Person Transactions,” which is incorporated into this Item 5.02 by reference, no New Director is, or has been since January 1, 2019, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, in each case, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Adoption of Compensation Plans

In connection with the Separation, the Board adopted and Recro, in its capacity as the sole shareholder of the Company prior to the Separation, approved the Baudax Bio, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). A summary of the principal terms of the 2019 Plan is set forth in the Information Statement in the section entitled “Executive Compensation—2019 Compensation Plans,” which summary is incorporated into this Item 5.02 by reference. The summary of the 2019 Plan described in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Plan filed as Exhibit 10.4 to this Current Report on Form 8-K, which is incorporated into this Item 5.02 by reference.

Director Compensation

Each of the non-employee directors of the Company will receive cash compensation for service as a director or committee member as set forth in the table below:

Annual Cash Retainer	$40,000
Annual Committee Chair Retainer:
Audit	$20,000
Compensation	$15,000
Nominating and Corporate Governance	$9,000
Committee Member Retainer:
Audit	$10,000
Compensation	$7,500
Nominating and Corporate Governance	$5,000
Annual Chairman of the Board Retainer	$30,000

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective November 20, 2019, each of the articles of incorporation of the Company (the “Amended and Restated Charter”) and the bylaws of the Company (the “Amended and Restated Bylaws”) were amended and restated. A description of the material provisions of the Amended and Restated Charter and the Amended and Restated Bylaws can be found in the Information Statement under the section entitled “Description of Baudax Bio’s Capital Stock,” which is incorporated into this Item 5.03 by reference. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Charter and the Amended and Restated Bylaws, which are included in this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Separation, the Board adopted a Code of Business Conduct and Ethics, a copy of which is available under the “Governance” section of the Company’s website at www.baudaxbio.com. Any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

2.1	Separation Agreement, dated as of November 20, 2019, by and between Recro Pharma, Inc. and Baudax Bio, Inc.

3.1	Amended and Restated Articles of Incorporation of Baudax Bio, Inc.

3.2	Amended and Restated Bylaws of Baudax Bio, Inc.

10.1	Transition Services Agreement, dated as of November 20, 2019, by and between Recro Pharma, Inc. and Baudax Bio, Inc.

10.2	Tax Matters Agreement, dated as of November 20, 2019, by and between Recro Pharma, Inc. and Baudax Bio, Inc.

10.3	Employee Matters Agreement, dated as of November 20, 2019, by and between Recro Pharma, Inc. and Baudax Bio, Inc.

10.4	Baudax Bio, Inc. 2019 Equity Incentive Plan

10.5	Assignment, Assumption and Bifurcation Agreement, dated November 20, 2019, by and among Alkermes Pharma Ireland Limited, Recro Gainesville LLC, Recro Pharma, Inc. and Baudax Bio, Inc.

99.1	Information Statement of Baudax Bio, Inc., dated November 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: November 26, 2019